Exhibit 99.1

September 7, 2010	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK to Participate in Barclays Capital CEO Energy Conference

    TULSA, Okla. – Sept. 7, 2010 -- ONEOK, Inc. (NYSE: OKE) will present at the Barclays Capital CEO Energy Conference on Thursday, Sept. 16, 2010, in New York City, at 1:05 p.m. Eastern Daylight Time (12:05 p.m. Central Daylight Time).

    John W. Gibson, ONEOK president and chief executive officer, will present.

    The presentation will be webcast and will be accessible on ONEOK’s website www.oneok.com. A replay of the webcast will be archived for 30 days after the conference.

    The company will also post the presentation on its website that morning, beginning at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com. OKE-FV